EXHIBIT 99.1

Broadwind Announces Fourth Quarter and Full-Year 2023 Results

CICERO, Ill., March 05, 2024 (GLOBE NEWSWIRE) -- Broadwind (Nasdaq: BWEN, or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the fourth quarter and full-year 2023.

FOURTH QUARTER 2023 RESULTS
(As compared to the fourth quarter 2022)

  Total revenue of $46.6 million, +16.3% y/y
  Total gross profit of $7.0 million, +$4.5 million y/y
  Net income of $1.1 million, or $0.05 per diluted share
  Total non-GAAP adjusted EBITDA of $4.4 million, +$4.3 million y/y
  Total tower sections sold +37.5% y/y to 132 sections
  Ratio of net debt to trailing twelve-month non-GAAP adjusted EBITDA of 0.8x as of December 31, 2023

FULL-YEAR 2023 RESULTS
(As compared to the full-year 2022)

  Total revenue of $203.5 million, +15.1% y/y
  Total gross profit of $32.5 million, +203.5% y/y
  Net income of $7.6 million, or $0.36 per diluted share
  Total non-GAAP adjusted EBITDA of $21.5 million, +$19.0 million y/y

For the three months ended December 31, 2023, Broadwind reported total revenue of $46.6 million, an increase of 16.3% when compared to the prior year period. The Company reported net income of $1.1 million, or $0.05 per diluted share in the fourth quarter 2023, compared to a net loss ($2.9) million, or ($0.14) per basic share, in the fourth quarter 2022. The Company reported adjusted EBITDA, a non-GAAP measure, of $4.4 million in the fourth quarter 2023, compared to $0.2 million in the prior-year period. For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release.

Fourth quarter results benefited from a combination of broad-based demand growth within both the Heavy Fabrications and Industrial Solutions segments, continued price discipline, and operational rigor, culminating in improved operating leverage and profitability, when compared to the year-ago period. Fourth quarter results reflect the positive impact of increased tower utilization and benefits derived from advanced manufacturing production credits associated with the Inflation Reduction Act (“IRA”). Total gross margin increased more than 870 basis points on a year-over-year basis to 15.1%, while non-GAAP adjusted EBITDA margin increased more than 900 basis points to 9.5% in the fourth quarter 2023.

Fourth quarter orders increased 27% on a sequential basis, as compared to the third quarter 2023, but declined as compared to the near-record order levels achieved in the prior-year period that was attributable to a large tower order with a global wind turbine manufacturer. Total backlog was $183.1 million as of December 31, 2023, as compared to $297.2 million in the year-ago period.

As of December 31, 2023, Broadwind had total cash on hand and availability under the Company’s credit facility of $22.8 million, down from $40.1 million at the end of the fourth quarter 2022.

MANAGEMENT COMMENTARY

“Broadwind delivered strong full-year results highlighted by record margin realization, net income and adjusted EBITDA,” stated Eric Blashford, President and CEO of Broadwind. “While 2023 was a transitional period for domestic onshore wind development, we continued to drive organic sales growth within our core industrials, mining and energy markets through a combination of new contract wins, together with increased customer demand for our proprietary Pressure Reducing System (“PRS”) technology. As we’ve built momentum through our commercial strategy, our team has also continued to drive improved productivity and cost efficiency throughout the organization, consistent with an ongoing focus on sustained operational excellence.”

“During the fourth quarter, our revenue, operating income and profitability all increased meaningfully above prior-year levels, driven by a combination of increased sales of tower sections, together with solid demand across our diverse markets,” continued Blashford. “While orders and backlog declined from near-record levels in the prior year period, order rates increased on a sequential basis across all three reporting segments.”

“Domestic onshore wind development activity is expected to gradually accelerate beginning in the second half of 2024,” noted Blashford. “Even still, a higher interest rate environment and raw materials inflation have impacted project economics for some developers, leading them to temporarily delay or defer the timing of their investments. In the interim, we have aligned our cost structure to reflect a period of lower production volumes at our tower facilities, while repurposing capacity toward non-wind demand across our diverse end markets. We remain highly constructive on the long-term economics of wind, particularly with the decade-long tax credit visibility afforded by the IRA, of which Broadwind remains a key beneficiary.”

“At year-end 2023, we had $22.8 million of available cash and liquidity to support our operations,” continued Blashford. “Looking to 2024, we have eliminated nearly all planned discretionary capital spending as we seek to optimize liquidity during a transitional period. As of December 31, 2023, our net leverage was 0.8x, well within our target range of at or below 2.0x.”

“Today, we introduced financial guidance for the first quarter 2024,” concluded Blashford. “Further to our expectations around the pace of wind-related tower demand, we anticipate our full-year performance will be weighted toward the second half of 2024, given discussions with our customers. As demand conditions accelerate, we remain well-positioned to drive improved operating leverage, while positioning the Company to further capitalize on 45x tax credit provided for within the IRA.”

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large, complex and precision fabrications, and proprietary industrial processing equipment, to customers in a broad range of industrial markets. Key products include wind towers, compressed natural gas pressure reducing systems and industrial fabrications, including mining and material handling components and other frames/structures.

Heavy Fabrications segment sales increased by 24.4% to $29.5 million in the fourth quarter 2023, as compared to the prior-year period, primarily driven by a 37.5% increase in towers sections sold. The segment reported operating income of $2.6 million in the fourth quarter of 2023, as compared to an operating loss of ($1.0) million in the prior year period. Segment non-GAAP adjusted EBITDA was $3.7 million in the fourth quarter 2023, as compared to $0.3 million in the prior-year period.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing and heat treat services to a broad set of customers in diverse markets, including oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales declined by 5.4% to $11.1 million in the fourth quarter 2023, as compared to the prior year period, as steel and industrial sector sales were offset by lower mining and energy sector activity. The segment reported operating income of $0.7 million in the fourth quarter 2023, compared to operating income of $0.1 million in the prior year period. The segment reported non-GAAP adjusted EBITDA of $1.3 million in the fourth quarter 2023, versus $0.8 million in the fourth quarter 2022.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales increased 29.4% to $6.0 million in the fourth quarter 2023, as compared to the prior year period, primarily driven by increased demand for new and aftermarket gas turbine content. The segment reported operating income of $0.8 million in the fourth quarter 2023, compared to operating income of $0.5 million in the prior year period. The segment reported non-GAAP adjusted EBITDA of $1.0 million in the fourth quarter 2023, versus $0.7 million in the prior year period.

FINANCIAL GUIDANCE

Today, Broadwind introduced financial guidance for the first quarter 2024. The following financial guidance reflects the Company’s current expectations and beliefs. All guidance is current as of the time provided and is subject to change.

	First Quarter 2024
$ in Millions	Low	Mid	High

Total Revenue	$34.0	$36.0	$38.0
Adjusted EBITDA	$1.0	$1.5	$2.0

FOURTH QUARTER AND FULL-YEAR 2023 RESULTS CONFERENCE CALL

Broadwind will host a conference call today, March 5, 2024 at 12:00 p.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Live Teleconference: 877-407-9716

To listen to a replay of the teleconference, which will be available through March 12, 2024:

Teleconference Replay: 844-512-2921
Conference ID: 13743770

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges, proxy contest-related expenses and other non-cash gains and losses) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements”—that is, statements related to future, not past, events— as defined in Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) our expectations and beliefs with respect to our financial guidance as set forth in this release; (ii) the impact of global health concerns on the economies and financial markets and the demand for our products; (iii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants, including the advanced manufacturing tax credits (which remain subject to further technical guidance and regulations), and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iv) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (v) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (vi) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary; (vii) our ability to continue to grow our business organically and through acquisitions; (viii) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (ix) information technology failures, network disruptions, cybersecurity attacks or breaches in data security; (x) the sufficiency of our liquidity and alternate sources of funding, if necessary; (xi) our ability to realize revenue from customer orders and backlog (including our ability to finalize the terms of the remaining obligations under a supply agreement with a leading global wind turbine manufacturer); (xii) the economy and the potential impact it may have on our business, including our customers; (xiii) the state of the wind energy market and other energy and industrial markets generally, including the availability of tax credits, and the impact of competition and economic volatility in those markets; (xiv) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xvi) the effects of the change of administrations in the U.S. federal government; (xvii) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xviii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xix) the limited trading market for our securities and the volatility of market price for our securities; (xx) our outstanding indebtedness and its impact on our business activities (including our ability to incur additional debt in the future); and (xxi) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and other filings with the Securities and Exchange Commission. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (IN THOUSANDS, EXCEPT SHARE DATA)
	December 31,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash	$1,099	$12,732
Accounts receivable, net	19,231	17,018
AMP credit receivable	7,051	-
Contract assets	1,460	1,955
Inventories	37,405	44,262
Prepaid expenses and other current assets	3,500	3,291
Total current assets	69,746	79,258
LONG-TERM ASSETS:
Property and equipment, net	47,123	45,319
Operating lease right-of-use assets, net	15,593	16,396
Intangible assets, net	2,064	2,728
Other assets	630	839
TOTAL ASSETS	$135,156	$144,540

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and current maturities of long-term debt	$5,903	$1,170
Current portion of finance lease obligations	2,153	2,008
Current portion of operating lease obligations	1,851	1,882
Accounts payable	20,728	26,255
Accrued liabilities	6,477	4,313
Customer deposits	16,500	34,550
Total current liabilities	53,612	70,178
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	6,250	7,141
Long-term finance lease obligations, net of current portion	3,372	4,226
Long-term operating lease obligations, net of current portion	15,888	16,696
Other	15	26
Total long-term liabilities	25,525	28,089
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 21,840,301 and 21,127,130 shares issued as of December 31, 2023 and December 31, 2022, respectively	22	21
Treasury stock, at cost, 273,937 shares as of December 31, 2023 and December 31, 2022, respectively	(1,842)	(1,842)
Additional paid-in capital	399,336	397,240
Accumulated deficit	(341,497)	(349,146)
Total stockholders' equity	56,019	46,273
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$135,156	$144,540

BROADWIND, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Revenues	$46,598	$40,060	$203,477	$176,759
Cost of sales	39,566	37,504	170,969	166,049
Gross profit	7,032	2,556	32,508	10,710

OPERATING EXPENSES:
Selling, general and administrative	4,592	4,483	20,705	16,592
Intangible amortization	166	175	664	725
Total operating expenses	4,758	4,658	21,369	17,317
Operating income (loss)	2,274	(2,102)	11,139	(6,607)

OTHER EXPENSE, net:
Interest expense, net	(1,030)	(863)	(3,201)	(3,218)
Other, net	(11)	113	(48)	130
Total other expense, net	(1,041)	(750)	(3,249)	(3,088)

Net income (loss) before provision for income taxes	1,233	(2,852)	7,890	(9,695)
Provision (benefit) for income taxes	162	(1)	241	35
NET INCOME (LOSS)	$1,071	$(2,851)	$7,649	$(9,730)

NET INCOME (LOSS) PER COMMON SHARE - BASIC:
Net income (loss)	$0.05	$(0.14)	$0.36	$(0.48)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	21,449	20,723	21,189	20,299

NET INCOME (LOSS) PER COMMON SHARE - DILUTED:
Net income (loss)	$0.05	$(0.14)	$0.36	$(0.48)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	21,633	20,723	21,491	20,299

BROADWIND, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Twelve Months Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$7,649	$(9,730)

Adjustments to reconcile net cash (used in) provided by operating activities:
Depreciation and amortization expense	6,383	6,060
Deferred income taxes	(10)	(13)
Change in fair value of interest rate swap agreements	-	(27)
Share-based compensation	877	944
Allowance for doubtful accounts	82	(30)
Common stock issued under defined contribution 401(k) plan	1,336	1,244
Loss on disposal of assets	42	3
Changes in operating assets and liabilities:
Accounts receivable	(2,295)	(3,186)
AMP credit receivable	(7,051)	-
Employee retention credit receivable	-	497
Contract assets	495	(820)
Inventories	6,857	(10,885)
Prepaid expenses and other current assets	(210)	(629)
Accounts payable	(6,008)	9,926
Accrued liabilities	2,782	686
Customer deposits	(18,050)	22,468
Other non-current assets and liabilities	175	135
Net cash (used in) provided by operating activities	(6,946)	16,643

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,405)	(3,098)
Proceeds from disposals of property and equipment	21	-
Net cash used in investing activities	(6,384)	(3,098)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) from line of credit, net	4,705	(6,368)
Payments for deferred financing costs	(48)	(452)
Proceeds from long-term debt	1,056	8,113
Payments on long-term debt	(1,872)	(863)
Principal payments on finance leases	(1,409)	(1,776)
Shares withheld for taxes in connection with issuance of restricted stock	(735)	(549)
Proceeds from sale of common stock, net	-	230
Net cash provided by (used in) financing activities	1,697	(1,665)
		-

NET (DECREASE) INCREASE IN CASH	(11,633)	11,880
CASH beginning of the period	12,732	852
CASH end of the period	$1,099	$12,732

Supplemental cash flow information:
Interest paid	$2,073	$1,638
Income taxes paid	$17	$23

Non-cash investing and financing activities:
Equipment additions via finance lease	$719	$3,882
Non-cash purchases of property and equipment	$482	$134
Settlement of incentive compensation liability with stock	$619	$-

BROADWIND, INC. AND SUBSIDIARIES SELECTED SEGMENT FINANCIAL INFORMATION (IN THOUSANDS) (UNAUDITED)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
ORDERS:
Heavy Fabrications	$9,985	$184,075	$50,594	$294,097
Gearing	3,603	15,071	24,814	53,597
Industrial Solutions	6,619	5,685	25,652	20,333
Total orders	$20,207	$204,831	$101,060	$368,027

REVENUES:
Heavy Fabrications	$29,503	$23,720	$133,368	$117,206
Gearing	11,061	11,697	45,408	42,588
Industrial Solutions	6,035	4,663	25,159	17,804
Corporate and Other	(1)	(20)	(458)	(839)
Total revenues	$46,598	$40,060	$203,477	$176,759

OPERATING PROFIT/(LOSS):
Heavy Fabrications	$2,554	$(1,032)	$15,006	$(1,044)
Gearing	654	116	1,846	43
Industrial Solutions	848	487	3,160	120
Corporate and Other	(1,782)	(1,673)	(8,873)	(5,726)
Total operating profit (loss)	$2,274	$(2,102)	$11,139	$(6,607)

BROADWIND, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (IN THOUSANDS) (UNAUDITED)

Consolidated	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net Income (Loss)	$1,072	$(2,851)	$7,649	$(9,730)
Interest Expense	1,031	863	3,201	3,218
Income Tax Provision (Benefit)	162	(1)	241	35
Depreciation and Amortization	1,611	1,478	6,383	6,060
Share-based Compensation and Other Stock Payments	559	695	2,220	2,861
Proxy Contest-Related Expenses	1	-	1,780	-
Adjusted EBITDA (Non-GAAP)	$4,436	$184	$21,474	$2,444

Heavy Fabrications Segment	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net Income (Loss)	$1,696	$(926)	$13,862	$(1,935)
Interest Expense	149	338	649	1,585
Income Tax Provision (Benefit)	711	(330)	493	(579)
Depreciation	907	852	3,518	3,446
Share-based Compensation and Other Stock Payments	224	331	936	1,028
Adjusted EBITDA (Non-GAAP)	$3,687	$265	$19,458	$3,545

Gearing Segment	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net Income (Loss)	$585	$(5)	$1,553	$(190)
Interest Expense	59	117	262	249
Income Tax Provision	9	4	32	7
Depreciation and Amortization	555	471	2,270	1,978
Share-based Compensation and Other Stock Payments	107	192	453	589
Adjusted EBITDA (Non-GAAP)	$1,315	$779	$4,570	$2,633

Industrial Solutions Segment	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net Income (Loss)	$625	$410	$2,504	$(130)
Interest Expense	151	74	512	221
Income Tax Provision	62	1	96	22
Depreciation and Amortization	99	98	380	397
Share-based Compensation and Other Stock Payments	48	112	196	295
Adjusted EBITDA (Non-GAAP)	$985	$695	$3,688	$805

Corporate and Other	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net Loss	$(1,834)	$(2,330)	$(10,270)	$(7,475)
Interest Expense	672	334	1,778	1,163
Income Tax (Benefit) Provision	(620)	324	(380)	585
Depreciation and Amortization	50	57	215	239
Share-based Compensation and Other Stock Payments	180	60	635	949
Proxy Contest-Related Expenses	1	-	1,780	-
Adjusted EBITDA (Non-GAAP)	$(1,551)	$(1,555)	$(6,242)	$(4,539)

IR CONTACT

Noel Ryan, IRC
BWEN@val-adv.com